Exhibit 99.1

Progenity Announces Appointment of Surbhi Sarna to its Board of Directors

SAN DIEGO – June 30, 2021 – Progenity, Inc. (Nasdaq: PROG), an innovative biotechnology company, announced the appointment of Surbhi Sarna to its board of directors effective July 1, 2021. Ms. Surbhi’s medical device experience and her focus on development of strategic partnerships will prove valuable as the company advances its innovation pipeline.

“As part of our strategic transformation, we are sharpening our focus on efforts to develop the drug discovery and delivery systems of the future. We are delighted that Surbhi Sarna has agreed to join the Progenity Board of Directors to support these efforts,” said Harry Stylli, Ph.D., CEO, Chairman of the Board, and co-founder of Progenity. “Surbhi’s expertise with the development of FDA-approved medical technologies and her strategic insight will be advantageous as we advance our diagnostic and therapeutic platforms towards the clinic and on to commercialization.”

Surbhi Sarna founded nVision Medical in 2011, where as CEO, she led the company to develop a first-of-its-kind microcatheter for the detection of ovarian cancer. Following acquisition by Boston Scientific in 2018, Surbhi led the commercial effort of the nVision technology at Boston Scientific until 2020. Prior to the founding of nVision, Ms. Sarna held roles in healthcare engineering at BioCardia and Abbott Vascular.

“Progenity’s innovative therapeutics and diagnostics programs show substantial promise to change the existing paradigms for diagnosis and treatment of gastrointestinal diseases and the systemic delivery of biologics,” said Ms. Sarna. “I am excited to contribute strategic insight in support of the clinical and regulatory development of Progenity’s novel drug-device combinations.”

Ms. Sarna is currently a Visiting Partner at Y Combinator, and is a board member of Penumbra, Inc., serving on its audit committee and nominating and corporate governance committee. She is also on the board of trustees at Astia, an organization committed to leveling the playing field by providing access to capital and networks to women entrepreneurs. She is an inventor of numerous patented technologies and has received many awards and recognitions, including the Forbes 30 Under 30 list (2014), the Inc. Magazine Female Founders 100 list (2019), the MD+DI MedTech 30 Under 30 list (2016), MedTech Women’s Ferolyn Powell Leadership Award (2018), and the Fogarty Institute’s Company of the Year Award (2018). She received a Bachelor of Science in Molecular and Cell Biology from the University of California, Berkeley.

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About Progenity

Progenity, Inc. is a biotechnology company innovating in the fields of gastrointestinal health and oral biotherapeutics. Progenity applies a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics to its molecular testing products and to the development of a suite of investigational ingestible devices designed to provide precise diagnostic sampling and drug delivery solutions. Progenity’s vision is to transform healthcare to become more precise and personal by improving diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies.

For more information visit www.progenity.com, or follow the company on LinkedIn or Twitter.

Forward Looking Statements

This press release contains “forward-looking statements,” which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts, included in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause Progenity’s actual results to differ materially from the forward-looking statements expressed or implied in this press release, including Progenity’s ability to successfully develop and commercialize its products under development, the uncertainties inherent in the clinical drug development process, such as the regulatory approval process, the timing of regulatory filings, and other matters, including the ongoing COVID-19 pandemic, that could affect sufficiency of existing cash, cash equivalents and short-term investments to fund operations and the availability or commercial potential of Progenity’s products, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Progenity’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021, and other subsequent documents we file with the SEC, including but not limited to Progenity’s Quarterly Reports on Form 10-Q. Progenity claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Progenity expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Uhl

Managing Director, Westwicke ICR

ir@progenity.com

(619) 228-5886

Media Contact:

Kate Blom-Lowery

CG Life

media@progenity.com

(619) 743-6294